As filed with the Securities and Exchange Commission on

                                 April 23, 1998

                               File No. 811-07603


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 6 |X|


STANDISH, AYER & WOOD MASTER PORTFOLIO
             ---------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.
                   ---------------------------------------
                   (Address of Principal Executive Offices)

      Registrant's Telephone Number, including Area Code: (809) 949-2001

                                 Richard S. Wood
                           Standish, Ayer & Wood, Inc.
                              One Financial Center
                           Boston, Massachusetts 02109
                 --------------------------------------------
                   (Name and Address of Agent for Service)

                                EXPLANATORY NOTES

      This Amendment No. 6 to the Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-16 thereunder. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

      This Amendment relates only to the Standish Fixed Income Portfolio, Standish Small Diversified Income Portfolio and Standish Global Fixed Income Portfolio and does not affect the registration of any other series of the Registrant.

                                EXPLANATORY NOTE

      Throughout this Part A and Part B of Standish Diversified Income Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Diversified Income Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated April 30, 1998


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                      STANDISH DIVERSIFIED INCOME PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH DIVERSIFIED INCOME PORTFOLIO.

      The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.     GENERAL DESCRIPTION OF REGISTRANT.

      The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Investment Objectives and Policies," "Description of Securities and Related Risks," "Investment Techniques and Related Risks" and "Information about the Master-Feeder Structure.

ITEM 5.     MANAGEMENT OF THE FUND.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "Management" in the Prospectus.

      Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

ITEM 6.     CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Information about the Master-Feeder Structure" in the Prospectus.

      The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value.

Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

      Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      As of the date of this Part A, the Fund beneficially owned approximately 100% of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

      Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.     PURCHASE OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

      An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

      The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

      Fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Securities not listed on an exchange or national securities market, certain mortgage-backed and asset-backed securities and securities for which there were no reported transactions are valued at the last quoted bid prices. Fixed income securities for which accurate market prices are not readily available and all other assets are valued at fair value as determined in good faith by Standish in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

      The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

      Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940
Act) in the Portfolio.

ITEM 8.     REDEMPTION OR REPURCHASE.

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


ITEM 9.     PENDING LEGAL PROCEEDINGS.

      Not applicable.

                                    APPENDIX

MOODY'S RATINGS DEFINITIONS FOR CORPORATE BONDS AND SOVEREIGN, SUBNATIONAL AND SOVEREIGN RELATED ISSUES

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                      STANDARD & POOR'S RATINGS DEFINITIONS

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB - Debt rated BB is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                STANDARD & POOR'S
                          CHARACTERISTICS OF SOVEREIGN
                            DEBT OF FOREIGN COUNTRIES

AAA- Stable, predictable governments with demonstrated track record of responding flexibly to changing economic and political circumstances

Key players in the global trade and financial system:

      -     Prosperous and resilient economies, high per capita incomes

      -     Low fiscal deficits and government debt, low inflation

      -     Low external debt

AA- Stable, predictable governments with demonstrated track record of responding to changing economic and political circumstances

      -     Tightly integrated into global trade and financial system

      -     Differ from AAAs only to a small degree because:

      - Economies are smaller, less prosperous and generally more vulnerable to adverse external influences (e.g., protection and terms of trade shocks)

      -     More variable fiscal deficits, government debt and inflation

      -     Moderate to high external debt

A- Politics evolving toward more open, predictable forms of governance in environment of rapid economic and social change

      - Established trend of integration into global trade and financial system

      - Economies are smaller, less prosperous and generally more vulnerable to adverse external influences (e.g., protection and terms of trade shocks), but

      -     Usually rapid growth in output and per capita incomes

      - Manageable through variable fiscal deficits, government debt and inflation

      -     Usually low but variable debt

      - Integration into global trade and financial system growing but untested

      - Low to moderate income developing economies but variable performance and quite vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      - Very high and variable debt, often graduates of Brady plan but track record not well established

BBB-- Political factors a source of significant uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

      - Integration into global trade and financial system growing but untested

      - Economies less prosperous and often more vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      -     High and variable external debt

BB-- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

      - Integration into global trade and financial system growing but untested

      - Low to moderate income developing economies, but variable performance and quite vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      - Very high and variable debt, often graduates of Brady Plan but track record not well established

BB- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change


                          DESCRIPTION OF DUFF & PHELPS
                              RATINGS FOR CORPORATE
                            BONDS AND FOR SOVEREIGN,
                            SUBNATIONAL AND SOVEREIGN
                                 RELATED ISSUERS

AAA - Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

AA - High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A - Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB - Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

BB - Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

                          FITCH INVESTORS SERVICE, INC.
                              LONG-TERM DEBT RATING
                                   DEFINITIONS

AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated F-1+.

A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB - Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B - Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

                             IBAC LONG TERM RATINGS
                             FOR CORPORATE BONDS AND
                           FOR SOVEREIGN, SUBNATIONAL
                              AND SOVEREIGN RELATED
                                     ISSUES

AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk, albeit not very significantly.

A - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

BB - Obligations for which there is a possibility of investment risk developing. Capacity for timely repayment of principal and interest exists, but is susceptible over time to adverse changes in business, economic or financial conditions.

In the case of sovereign, subnational and sovereign related issuers, the Portfolio uses the foreign currency or domestic (local) currency rating depending upon how a security in the portfolio is denominated. In the case where the Portfolio holds a security denominated in a domestic (local) currency and one of the rating services does not provide a domestic (local) currency rating for the issuer, the Portfolio will use the foreign currency rating for the issuer; in the case where the Portfolio holds a security denominated in a foreign currency and one of the rating services does not provide a foreign currency rating for the issuer, the Portfolio will treat the security as being unrated.

Dated April 30, 1998


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                      STANDISH DIVERSIFIED INCOME PORTFOLIO

                                     PART B


ITEM 10.    COVER PAGE.

      This Part B expands upon and supplements the information contained in Part A of Standish Diversified Income Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH DIVERSIFIED INCOME PORTFOLIO.

ITEM 11.    TABLE OF CONTENTS.                                              PAGE

General Information and History ..........................................   B-1
Investment Objective and Policies ........................................   B-1
Management of the Portfolio ..............................................   B-2
Control Persons and Principal Holders of Securities ......................   B-3
Investment Advisory and Other Services ...................................   B-3
Brokerage Allocation and Other Practices .................................   B-3
Capital Stock and Other Securities .......................................   B-4
Purchase, Redemption and Pricing of Securities Being Offered .............   B-4
Tax Status ...............................................................   B-4
Underwriters .............................................................   B-7
Calculation of Performance Data ..........................................   B-7
Financial Statements .....................................................   B-7

ITEM 12.    GENERAL INFORMATION AND HISTORY.

      Not applicable.

ITEM 13.    INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objective and Policies" and "Investment Restrictions."

ITEM 14.    MANAGEMENT OF THE PORTFOLIO.

      Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Clayson, Ladd, Wood, Hollis and Martins, and Mdmes. Banfield, Chase, Herrmann and Kneeland, who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

      Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended December 31, 1997.

      The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1997:

                                               Pension or
                                               Retirement
                                                Benefits
                                 Aggregate     Accrued as   Total Compensation
                               Compensation     Part of            from
                                 from the     Portfolio's   Portfolio and Other
        Name of Trustee          Portfolio      Expenses     Funds in Complex*
        ---------------          ---------      --------     -----------------
  D. Barr Clayson                   $0             $0               $0

  Samuel C. Fleming                 478             0             49,375

  Benjamin M. Friedman              483             0             49,375

  John H. Hewitt                    478             0             54,375

  Edward H. Ladd                     0              0                0

  Caleb Loring, III                 478             0             49,375

  Richard S. Wood                    0              0                0

----------
* As of the date of this Part B there were 27 registered investment companies (or series thereof) in the fund complex, seven of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 1997.

ITEM 15.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Diversified Income Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Standish Diversified Income Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Financial Center, Boston, MA 02111.

      Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.    INVESTMENT ADVISORY AND OTHER SERVICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

      Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

      Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.    BROKERAGE ALLOCATION AND OTHER PRACTICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 18.    CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 19.    PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

      The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.    TAX STATUS.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

      There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

      The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S.
federal income tax purposes.

      The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interests in U.S. real property to which these withholding taxes apply.

      If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

      The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

      A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.    UNDERWRITERS.

      Not applicable.

ITEM 22.    CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.    FINANCIAL STATEMENTS.

      Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1997, which contains financial statements audited by Coopers & Lybrand, is incorporated by reference into this Part B from the SAI.

                                EXPLANATORY NOTE

      Throughout this Part A and Part B of Standish Fixed Income Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Fixed Income Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated April 30, 1998


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                         STANDISH FIXED INCOME PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH FIXED INCOME PORTFOLIO.

      The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.     GENERAL DESCRIPTION OF REGISTRANT.

      The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Investment Objectives and Policies," "Description of Securities and Related Risks," "Investment Techniques and Related Risks" and "Information about the Master-Feeder Structure."

ITEM 5.     MANAGEMENT OF THE FUND.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "Management" in the Prospectus.

      Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

ITEM 6.     CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Information about the Master-Feeder Structure" in the Prospectus.

      The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value.

Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

      Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      As of the date of this Part A, the Fund beneficially owned approximately 100% of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

      Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.     PURCHASE OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

      An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

      The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

      Fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Securities not listed on an exchange or national securities market, certain mortgage-backed and asset-backed securities and securities for which there were no reported transactions are valued at the last quoted bid prices. Fixed income securities for which accurate market prices are not readily available and all other assets are valued at fair value as determined in good faith by Standish in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the

Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and
(ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

      The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

      Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940
Act) in the Portfolio.

ITEM 8.     REDEMPTION OR REPURCHASE.

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.     PENDING LEGAL PROCEEDINGS.

      Not applicable.

                                    APPENDIX

MOODY'S RATINGS DEFINITIONS FOR CORPORATE BONDS AND SOVEREIGN, SUBNATIONAL AND SOVEREIGN RELATED ISSUES

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                      STANDARD & POOR'S RATINGS DEFINITIONS

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB - Debt rated BB is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                STANDARD & POOR'S
                          CHARACTERISTICS OF SOVEREIGN
                            DEBT OF FOREIGN COUNTRIES

AAA- Stable, predictable governments with demonstrated track record of responding flexibly to changing economic and political circumstances

Key players in the global trade and financial system:

      -     Prosperous and resilient economies, high per capita incomes

      -     Low fiscal deficits and government debt, low inflation

      -     Low external debt

AA- Stable, predictable governments with demonstrated track record of responding to changing economic and political circumstances

      -     Tightly integrated into global trade and financial system

      -     Differ from AAAs only to a small degree because:

      - Economies are smaller, less prosperous and generally more vulnerable to adverse external influences (e.g., protection and terms of trade shocks)

      -     More variable fiscal deficits, government debt and inflation

      -     Moderate to high external debt

A- Politics evolving toward more open, predictable forms of governance in environment of rapid economic and social change

      - Established trend of integration into global trade and financial system

      - Economies are smaller, less prosperous and generally more vulnerable to adverse external influences (e.g., protection and terms of trade shocks), but

      -     Usually rapid growth in output and per capita incomes

      - Manageable through variable fiscal deficits, government debt and inflation

      -     Usually low but variable debt

      - Integration into global trade and financial system growing but untested

      - Low to moderate income developing economies but variable performance and quite vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      - Very high and variable debt, often graduates of Brady plan but track record not well established

BBB-- Political factors a source of significant uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

      - Integration into global trade and financial system growing but untested

      - Economies less prosperous and often more vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      -     High and variable external debt

BB-- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

      - Integration into global trade and financial system growing but untested

      - Low to moderate income developing economies, but variable performance and quite vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      - Very high and variable debt, often graduates of Brady Plan but track record not well established

BB- Political factors a source of major uncertainty, either because system is intransition or due to external threats, or both, often in environment of rapid economic and social change


                          DESCRIPTION OF DUFF & PHELPS
                              RATINGS FOR CORPORATE
                            BONDS AND FOR SOVEREIGN,
                            SUBNATIONAL AND SOVEREIGN
                                 RELATED ISSUERS

AAA - Highest credit quality. The risk factors are negligible, being only slightlymore than for risk-free U.S. Treasury debt.

AA - High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A - Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB - Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

BB - Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

                          FITCH INVESTORS SERVICE, INC.
                              LONG-TERM DEBT RATING
                                   DEFINITIONS

AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability topay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated F-1+.

A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall belowinvestment grade is higher than for bonds with higher ratings.

BB - Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B - Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

                             IBAC LONG TERM RATINGS
                             FOR CORPORATE BONDS AND
                           FOR SOVEREIGN, SUBNATIONAL
                              AND SOVEREIGN RELATED
                                     ISSUES

AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increaseinvestment risk, albeit not very significantly.

A - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

BB - Obligations for which there is a possibility of investment risk developing. Capacity for timely repayment of principal and interest exists, but is susceptible over time to adverse changes in business, economic or financial conditions.

In the case of sovereign, subnational and sovereign related issuers, the Portfolio uses the foreign currency or domestic (local) currency rating depending upon how a security in the portfolio is denominated. In the case where the Portfolio holds a security denominated in a domestic (local) currency and one of the rating services does not provide a domestic (local) currency rating for the issuer, the Portfolio will use the foreign currency rating for the issuer; in the case where the Portfolio holds a securitydenominated in a foreign currency and one of the rating services does not provide a foreign currency rating forthe issuer, the Portfolio will treat the security as being unrated.

Dated April 30, 1998


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                         STANDISH FIXED INCOME PORTFOLIO


                                     PART B


ITEM 10.    COVER PAGE.

      This Part B expands upon and supplements the information contained in Part A of Standish Fixed Income Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH FIXED INCOME PORTFOLIO.

ITEM 11.    TABLE OF CONTENTS.                                              PAGE

General Information and History ..........................................   B-1
Investment Objective and Policies ........................................   B-1
Management of the Portfolio ..............................................   B-2
Control Persons and Principal Holders of Securities ......................   B-3
Investment Advisory and Other Services ...................................   B-3
Brokerage Allocation and Other Practices .................................   B-4
Capital Stock and Other Securities .......................................   B-4
Purchase, Redemption and Pricing of Securities Being Offered .............   B-4
Tax Status ...............................................................   B-4
Underwriters .............................................................   B-7
Calculation of Performance Data ..........................................   B-7
Financial Statements .....................................................   B-7

ITEM 12.    GENERAL INFORMATION AND HISTORY.

      Not applicable.

ITEM 13.    INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A.

This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objective and Policies" and "Investment Restrictions."

ITEM 14.    MANAGEMENT OF THE PORTFOLIO.

      Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Clayson, Ladd, Wood, Hollis and Martins, and Mdmes. Banfield, Chase, Herrmann and Kneeland, who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

      Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended December 31, 1997.

      The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1997:

                                               Pension or
                                               Retirement
                                                Benefits
                                Aggregate      Accrued as   Total Compensation
                               Compensation     Part of            from
                                   From       Portfolio's   Portfolio and Other
        Name of Trustee       The Portfolio     Expenses     Funds in Complex*
        ---------------       -------------     --------     ------------------

  D. Barr Clayson                   $0             $0               $0

  Samuel C. Fleming               14,287            0             49,375

  Benjamin M. Friedman            14,287            0             49,375

  John H. Hewitt                  16,907            0             54,375

  Edward H. Ladd                     0              0                0

  Caleb Loring, III               14,287            0             49,375

  Richard S. Wood                    0              0                0

  * As of the date of this Part B there were 27 registered investment companies (or series thereof) in the fund complex, seven of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 1997.

ITEM 15.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Fixed Income Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Standish Fixed Income Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Financial Center, Boston, MA 02111.

      Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.    INVESTMENT ADVISORY AND OTHER SERVICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

      Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

      Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.    BROKERAGE ALLOCATION AND OTHER PRACTICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 18.    CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 19.    PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

      The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.    TAX STATUS.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

      There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

      The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S.
federal income tax purposes.

      The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interests in U.S. real property to which these withholding taxes apply.

      If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

      The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

      A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.    UNDERWRITERS.

      Not applicable.

ITEM 22.    CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.    FINANCIAL STATEMENTS.

      Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1997, which contains financial statements audited by Coopers & Lybrand, is incorporated by reference into this Part B from the SAI.

                                EXPLANATORY NOTE

      Throughout this Part A and Part B of Standish Global Fixed Income Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Global Fixed Income Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated April 30, 1998


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                     STANDISH GLOBAL FIXED INCOME PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH GLOBAL FIXED INCOME PORTFOLIO.

      The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.     GENERAL DESCRIPTION OF REGISTRANT.

      The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Investment Objectives and Policies," "Description of Securities and Related Risks," "Investment Techniques and Related Risks" and "Information about the Master-Feeder Structure."

ITEM 5.     MANAGEMENT OF THE FUND.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "Management" in the Prospectus.

      Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

ITEM 6.     CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Information about the Master-Feeder Structure" in the Prospectus.

      The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value.

Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

      The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

      Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      As of the date of this Part A, the Fund beneficially owned approximately 100% of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

      Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.     PURCHASE OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

      An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

      The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

      Fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Securities not listed on an exchange or national securities market, certain mortgage-backed and asset-backed securities and securities for which there were no reported transactions are valued at the last quoted bid prices. Fixed income securities for which accurate market prices are not readily available and all other assets are valued at fair value as determined in good faith by Standish in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the

Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and
(ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

      The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

      Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940
Act) in the Portfolio.

ITEM 8.     REDEMPTION OR REPURCHASE.

      An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


ITEM 9.     PENDING LEGAL PROCEEDINGS.

      Not applicable.

                                    APPENDIX

MOODY'S RATINGS DEFINITIONS FOR CORPORATE BONDS AND SOVEREIGN, SUBNATIONAL AND SOVEREIGN RELATED ISSUES

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                      STANDARD & POOR'S RATINGS DEFINITIONS

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB - Debt rated BB is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

   STANDARD & POOR'S CHARACTERISTICS OF SOVEREIGN DEBT OF FOREIGN COUNTRIES

AAA- Stable, predictable governments with demonstrated track record of responding flexibly to changing economic and political circumstances

Key players in the global trade and financial system:

      -     Prosperous and resilient economies, high per capita incomes

      -     Low fiscal deficits and government debt, low inflation

      -     Low external debt

AA- Stable, predictable governments with demonstrated track record of responding to changing economic and political circumstances

      -     Tightly integrated into global trade and financial system

      -     Differ from AAAs only to a small degree because:

      - Economies are smaller, less prosperous and generally more vulnerable to adverse external influences (e.g., protection and terms of trade shocks)

      -     More variable fiscal deficits, government debt and inflation

      -     Moderate to high external debt

A- Politics evolving toward more open, predictable forms of governance in environment of rapid economic and social change

      - Established trend of integration into global trade and financial system

      - Economies are smaller, less prosperous and generally more vulnerable to adverse external influences (e.g., protection and terms of trade shocks), but

      -     Usually rapid growth in output and per capita incomes

      - Manageable through variable fiscal deficits, government debt and inflation

      -     Usually low but variable debt

      - Integration into global trade and financial system growing but untested

      - Low to moderate income developing economies but variable performance and quite vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      - Very high and variable debt, often graduates of Brady plan but track record not well established

BBB-- Political factors a source of significant uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

      - Integration into global trade and financial system growing but untested

      - Economies less prosperous and often more vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      -     High and variable external debt

BB-- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

      - Integration into global trade and financial system growing but untested

      - Low to moderate income developing economies, but variable performance and quite vulnerable to adverse external influences

      -     Variable to high fiscal deficits, government debt and inflation

      - Very high and variable debt, often graduates of Brady Plan but track record not well established

BB- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

In the case of sovereign, subnational and sovereign related issuers, the Portfolio uses the foreign currency or domestic (local) currency rating depending upon how a security in the portfolio is denominated. In the case where the Portfolio holds a security denominated in a domestic (local) currency and one of the rating services does not provide a domestic (local) currency rating for the issuer, the Portfolio will use the foreign currency rating for the issuer; in the case where the Portfolio holds a security denominated in a foreign currency and one of the rating services does not provide a foreign currency rating for the issuer, the Portfolio will treat the security as being unrated.

                          DESCRIPTION OF DUFF & PHELPS
                              RATINGS FOR CORPORATE
                            BONDS AND FOR SOVEREIGN,
                            SUBNATIONAL AND SOVEREIGN
                                 RELATED ISSUERS

AAA - Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

AA - High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A - Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB - Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

BB - Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

                          FITCH INVESTORS SERVICE, INC.
                              LONG-TERM DEBT RATING
                                   DEFINITIONS

AAA - Bonds considered to be investment grade and of the highestcredit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB - Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes.

However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B - Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need forreasonable business and economic activity throughout the life of the issue.

                             IBAC LONG TERM RATINGS
                             FOR CORPORATE BONDS AND
                           FOR SOVEREIGN, SUBNATIONAL
                              AND SOVEREIGN RELATED
                                     ISSUES

AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk, albeit not very significantly.

A - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead toincreased investment risk than for obligations in other categories.

BB - Obligations for which there is a possibility of investment riskdeveloping. Capacity for timely repayment of principal and interest exists, but is susceptible over time to adverse changes in business, economic or financial conditions.

Dated April 30, 1998

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                     STANDISH GLOBAL FIXED INCOME PORTFOLIO

                                     PART B

ITEM 10.    COVER PAGE.

      This Part B expands upon and supplements the information contained in Part A of Standish Global Fixed Income Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH GLOBAL FIXED INCOME PORTFOLIO.

ITEM 11.    TABLE OF CONTENTS.                                              PAGE

General Information and History ..........................................   B-1
Investment Objective and Policies ........................................   B-1
Management of the Portfolio ..............................................   B-2
Control Persons and Principal Holders of Securities ......................   B-3
Investment Advisory and Other Services ...................................   B-3
Brokerage Allocation and Other Practices .................................   B-3
Capital Stock and Other Securities .......................................   B-3
Purchase, Redemption and Pricing of Securities Being Offered .............   B-4
Tax Status ...............................................................   B-4
Underwriters .............................................................   B-6
Calculation of Performance Data ..........................................   B-6
Financial Statements .....................................................   B-7

ITEM 12.    GENERAL INFORMATION AND HISTORY.

      Not applicable.

ITEM 13.    INVESTMENT OBJECTIVE AND POLICIES.

      Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

      The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objective and Policies" and "Investment Restrictions."

ITEM 14.    MANAGEMENT OF THE PORTFOLIO.

      Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Clayson, Ladd, Wood, Hollis and Martins, and Mdmes. Banfield, Chase, Herrmann and Kneeland, who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

      Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended December 31, 1997.

      The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1997:

                                               Pension or
                                               Retirement
                                                Benefits
                                 Aggregate     Accrued as   Total Compensation
                               Compensation     Part of            from
                                 from the     Portfolio's   Portfolio and Other
        Name of Trustee          Portfolio      Expenses     Funds in Complex*
        ---------------          ---------      --------     -----------------

  D. Barr Clayson                   $0             $0               $0

  Samuel C. Fleming                3,348            0             49,375

  Benjamin M. Friedman             3,525            0             49,375

  John H. Hewitt                   3,348            0             54,375

  Edward H. Ladd                     0              0                0

  Caleb Loring, III                3,348            0             49,375

  Richard S. Wood                    0              0                0

  * As of the date of this Part B there were 27 registered investment companies (or series thereof) in the fund complex, seven of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 1997.

ITEM 15.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

      As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Global Fixed Income Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Standish Global Fixed Income Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Financial Center, Boston, MA 02111.

      Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.    INVESTMENT ADVISORY AND OTHER SERVICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

      Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

      Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.    BROKERAGE ALLOCATION AND OTHER PRACTICES.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 18.    CAPITAL STOCK AND OTHER SECURITIES.

      The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 19.    PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

      Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

      The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.    TAX STATUS.

      The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

      There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

      The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S.
federal income tax purposes.

      The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interests in U.S.
real property to which these withholding taxes apply.

      If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

      The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

      A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.    UNDERWRITERS.

      Not applicable.

ITEM 22.    CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 23.    FINANCIAL STATEMENTS.

      Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1997, which contains financial statements audited by Coopers & Lybrand, is incorporated into this Part B from the SAI.

                     STANDISH, AYER & WOOD MASTER PORTFOLIO

                                     PART C

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   FINANCIAL STATEMENTS

      The financial statements of Standish Fixed Income Portfolio, Standish Global Fixed Income Portfolio and Standish Diversified Income Portfolio, each a series of Standish, Ayer & Wood Master Portfolio (the "Registrant"), are incorporated by reference from the Annual Reports to Shareholders for the years ended December 31, 1997 which are attached to and incorporated by reference into the Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on March 9, 1998; file nos. 33-8214 and 811-4813; accession numbers 0000897436-98- 000085, 0000897436-98-000086 and 0000897436-9 98-000087,
respectively).

      (b)   EXHIBITS

            1(a).  Declaration of Trust of the Registrant.*

            1(b). Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.**

            1(c). Establishment and Designation of Series for Standish Diversified Income Portfolio.***

            1(d). Establishment and Designation of Series for Standish Short Term Asset Reserve Portfolio.*****

            2.     By-Laws of the Registrant.*

            5(a). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").*

            5(b). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.*

            5(c). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Small Capitalization Equity Portfolio, and Standish.*

            5(d). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P. ("SIMCO").*

            5(e). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.**

            5(f). Investment Advisory Agreement between the Registrant with respect to Standish Diversified Income Portfolio and SIMCO.***

            5(g). Investment Advisory Agreement between the Registrant with respect to Standish Short Term Asset Reserve Portfolio and Standish.*****

            8(a). Master Custody Agreement between the Registrant and Investors Bank & Trust Company.*

            8(b). Amendment dated October 5, 1996 to Master Custody Agreement with respect to Standish Small Capitalization Portfolio II.**

            8(c). Form of Amendment dated June 2, 1997 to Master Custody Agreement with respect to Standish Diversified Income Portfolio.***

            8(d). Form of Amendment to Master Custody Agreement with respect to Standish Short Term Asset Reserve Portfolio.*****

            9(a). Administration Agreement between the Registrant and IBT Trust Company (Cayman) Ltd.*

            9(b). Amendment dated October 5, 1996 to the Administration Agreement with respect to Standish Small Capitalization Equity Portfolio II.**

            9(c). Form of Amendment dated June 2, 1997 to the Administration Agreement with respect to Standish Diversified Income Portfolio.*****

            11.    Consent of Independent Public Accountants.+

            17(a). Financial Data Schedule of Standish Fixed Income Portfolio.+

            17(b). Financial Data Schedule of Standish Global Fixed Income
                   Portfolio.+

            17(c). Financial Data Schedule of Standish Diversified Income
                   Portfolio.+

            19(a). Power of Attorney (Richard S. Wood).***

            19(b). Power of Attorney (Samuel C. Fleming, Benjamin M. Friedman,
                   John H. Hewitt, Edward H. Ladd, Caleb Loring III, Richard S. Wood and D. Barr Clayson).***

            19(c). Power of Attorney (Anne P. Herrmann).***

            19(d). Power of Attorney (James E. Hollis III).***

            19(e). Power of Attorney (Paul G. Martins).*****

----------
+     Filed herewith
* Filed as an exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.
** Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on October 10, 1996 and incorporated by reference herein.
*** Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 1997 and incorporated by reference herein.
**** Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on June 2, 1997 and incorporated by reference herein.
***** Filed as an exhibit to Amendment No. 4 to the Registrant's Registration
      Statement on Form N-1A (File No. 811-07603) on December 29, 1997 and incorporated by reference herein.

ITEM 25.    PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

      Not applicable.

ITEM 26.    NUMBER OF HOLDERS OF SECURITIES.

             TITLE OF CLASS                     NUMBER OF RECORD HOLDERS
     Series of Beneficial Interests              (as of April 1, 1998)
     ------------------------------              ---------------------

Standish Fixed Income Portfolio                            2

Standish Equity Portfolio                                  3

Standish Small Capitalization Equity                       2
Portfolio

Standish Small Capitalization Equity                       2
Portfolio II

Standish Global Fixed Income Portfolio                     2

Standish Diversified Income Portfolio                      2

Standish Short Term Asset Reserve                          2
Portfolio

ITEM 27.    INDEMNIFICATION.

      Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

      Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.    BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Standish, Ayer & Wood, Inc. and Standish International Management Company, L.P.:

      The business and other connections of the officers and Directors of Standish, the investment adviser to all series of the Registrant, other than Standish Global Fixed Income Portfolio and Standish Diversified Income Portfolio, are listed on the Form ADV of Standish as currently on file with the Commission (File No. 801-584). The business and other connections of the officers and partners and Standish Diversified Income Portfolio of SIMCO, the investment adviser to Standish Global Fixed Income Portfolio are listed on the Form ADV of SIMCO as currently on file with the Commission (File No. 801-639338). The following sections of each such Form ADV are incorporated herein by reference:

            (a)    Items 1 and 2 of Part 2;

            (b)    Section IV, Business Background, of each Schedule D.

ITEM 29.    PRINCIPAL UNDERWRITERS.

      Not applicable.

ITEM 30.    LOCATION OF ACCOUNTS AND RECORDS.

      The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of IBT Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

ITEM 31.    MANAGEMENT SERVICES.

      Not applicable.

ITEM 32.    UNDERTAKINGS.

      Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Hamilton, Bermuda on the 28th day of February, 1998.

                                            STANDISH, AYER & WOOD MASTER
                                            PORTFOLIO


                                            By: /s/ Richard S. Wood
                                                -------------------------------
                                                Name: Richard S. Wood
                                                Title: President

                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION

11.    Consent of Independent Public Accountants.

17(a). Financial Data Schedule of Standish Fixed Income Portfolio.

17(b). Financial Data Schedule of Standish Global Fixed Income Portfolio.

17(c). Financial Data Schedule of Standish Diversified Income Portfolio.